 Exhibit 99.1

SharpSpring Reports First Quarter 2019 Results

Eighth Straight Quarter of Record Results Driven by Continued Sales and Marketing Execution and Introduction of Enhanced Customer Retention and Expansion Efforts

GAINESVILLE, FL – May 9, 2019 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Operational Highlights
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Added a Q1 record 327 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

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Finished the quarter with 1,804 agency customers and over 7,700 businesses using the SharpSpring Marketing Automation platform.

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Significantly increased available growth capital through successful equity offering in March, resulting in net proceeds of $10.7 million after full exercise of overallotment.

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Recognized by TrustRadius as a “Top Rated Marketing Automation Software” for the second consecutive year

First Quarter 2019 Financial Results
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SharpSpring Marketing Automation revenues grew 29% to a record $5.3 million from $4.1 million in the same year-ago period.

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Total revenue (which includes legacy products) increased 27% to a record $5.3 million from $4.2 million in the same year-ago period.

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Gross profit increased 36% to $3.8 million (71% of total revenue) from $2.8 million (67% of total revenue) in the same year-ago period.

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Net loss was $2.9 million, or $0.33 per share, compared to net loss of $2.1 million, or $0.24 per share, in the first quarter of 2018.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.8 million, compared to an adjusted EBITDA loss of $1.7 million in the same year-ago period.

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Core net loss (a non-GAAP metric reconciled below) totaled $2.1 million, or $0.23 per share, compared to core net loss of $1.7 million, or $0.20 per share, in the same year-ago period.

●
At quarter-end, the company had $17.8 million in cash, compared to $9.3 million at December 31, 2018.

Management Commentary
“The first quarter was a record start to the year, and we’re in a great spot to continue our growth trajectory throughout 2019," said SharpSpring CEO Rick Carlson. “Considering our typical seasonality during this period, we still increased our new customer win rate by nearly 50% over the first quarter of 2018, bringing us to over 1,800 agency clients and well over 7,700 businesses now using SharpSpring to improve their sales and marketing efforts, drive new leads, and help their business thrive.”

“Operationally, we continue to improve how we manage the entire customer lifecycle, placing a greater level of importance on successful onboarding and providing high-touch account management to ensure that all customers maximize their success on our platform. In addition to the ongoing enhancements we’ve made to our product, we’re also working diligently to introduce certain paid features in the second half of the year that will make SharpSpring more powerful than ever. Going forward, we’re continuing to focus our efforts both on winning new customers at an increasing rate and reducing both logo and net revenue attrition. Put together, we believe this dual emphasis will ultimately support quicker return on investment in the near term and create expansion revenues down the road.”

Subsequent Event
On May 9, 2019, SharpSpring entered into an agreement with SHSP Holdings, LLC (“SHSP Holdings”), for the conversion and retirement of the $8 million unsecured convertible promissory note issued and announced by SharpSpring in March of 2018. Under the terms of the agreement, total shares to be issued to SHSP Holdings are 1,241,635. This amount is 119,732 shares less than the fully allotted amount, which was previously expected to be issued upon the optional early conversion of the note by the Company, or the previously scheduled maturity of the note in March 2023. Total settled principal and interest will equal $9,312,258.

Conference Call
SharpSpring management will hold a conference call today, May 9, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Brad Stanczak will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-9124
International number: 201-689-8584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 23, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 46945

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Brad Stanczak
Chief Financial Officer
352-448-0967
IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
949-574-3860
SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$5,326,285	$4,184,663

Cost of services	1,548,381	1,400,297
Gross profit	3,777,904	2,784,366

Operating expenses:
Sales and marketing	3,008,203	2,371,030
Research and development	1,258,728	950,675
General and administrative	2,227,675	1,426,234
Intangible asset amortization	95,250	115,000

Total operating expenses	6,589,856	4,862,939

Operating loss	(2,811,952)	(2,078,573)

Other (expense) income, net	(104,126)	68,628
Gain on embedded derivative	24,574	-

Loss before income taxes	(2,891,504)	(2,009,945)
Provision for income taxes	2,339	41,997

Net loss	$(2,893,843)	$(2,051,942)

Basic net loss per share	$(0.33)	$(0.24)
Diluted net loss per share	$(0.33)	$(0.24)

Weighted average common shares outstanding
Basic	8,840,281	8,443,455
Diluted	8,840,281	8,443,455

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$17,752,758	$9,320,866
Accounts receivable	65,855	80,521
Unbilled receivables	832,593	740,425
Income taxes receivable	22,913	22,913
Other current assets	1,053,905	1,184,217
Total current assets	19,728,024	11,348,942

Property and equipment, net	1,475,969	1,260,798
Goodwill	8,861,565	8,866,413
Intangibles, net	1,770,750	1,866,000
Right-of-use assets	5,609,295	-
Other long-term assets	639,995	665,123
Total assets	$38,085,598	$24,007,276

Liabilities and Shareholders' Equity
Accounts payable	$1,338,791	$1,613,477
Accrued expenses and other current liabilities	696,842	774,944
Deferred revenue	289,285	250,656
Income taxes payable	25,854	23,705
Lease liability	350,518	-
Total current liabilities	2,701,290	2,662,782

Convertible notes, including accrued interest	8,440,426	8,342,426
Convertible notes embedded derivative	189,776	214,350
Lease liability	5,281,777	-
Total liabilities	16,613,269	11,219,558

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	9,647	8,639
Additional paid in capital	42,025,657	30,446,838
Accumulated other comprehensive loss	(232,425)	(231,053)
Accumulated deficit	(20,246,550)	(17,352,706)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	21,472,329	12,787,718

Total liabilities and shareholders' equity	$38,085,598	$24,007,276

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(2,893,843)	$(2,051,942)

Adjustments to reconcile loss from operations:
Depreciation and amortization	227,253	190,983
Amortization of costs to acquire contracts	202,945	177,538
Non-cash stock compensation	303,517	237,415
Deferred income taxes	-	20,796
Non-cash interest	100,000	4,301
Change in fair value of embedded derivative features	(24,574)	-
Amortization of debt issuance costs and embedded derivative	(2,000)	274
Unrealized foreign currency gain/loss	10,739	(49,397)
Changes in assets and liabilities:
Accounts receivable	14,448	(11,002)
Unbilled receivables	(93,772)	(73,894)
Right-of-use assets	106,215	-
Other assets	(42,855)	(210,529)
Income taxes, net	2,339	104,070
Accounts payable	(274,640)	751,502
Lease liabilities	(92,035)	-
Other liabilities	(69,280)	(61,837)
Deferred revenue	39,585	20,623
Net cash used in operating activities	(2,485,958)	(951,099)

Cash flows from investing activities
Purchases of property and equipment	(347,174)	(72,820)
Net cash (used in) provided by investing activities	(347,174)	(72,820)

Cash flows used in financing activities:
Proceeds from issance of convertible note	-	8,000,000
Debt issuance costs	-	(141,657)
Proceeds from exercise of stock options	603,865	8,555
Proceeds from issuance of common stock, net	10,672,444	-
Net cash provided by financing activities	11,276,309	7,866,898

Effect of exchange rate on cash	(11,285)	16,443

Change in cash and cash equivalents	$8,431,892	$6,859,422

Cash and cash equivalents, beginning of period	$9,320,866	$5,399,747

Cash and cash equivalents, end of period	$17,752,758	$12,259,169

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(2,894)	$(2,052)
Provision for income taxes	2	42
Other (expense) income, net	104	(69)
Gain on embedded derivative	(25)	191
Depreciation & amortization	227	237
Non-cash stock compensation	304	-
Franchise tax settlement	318	-
Restructuring	133	-
Adjusted EBITDA	(1,831)	(1,651)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(2,894)	$(2,052)
Amortization of intangible assets	95	115
Non-cash stock compensation	304	237
Gain on embedded derivative	(25)	-
Franchise tax settlement	318	-
Restructuring	133	-
Tax adjustment	1	7
Core net loss	$(2,068)	$(1,693)

Core net loss per share	$(0.23)	$(0.20)
Weighted average common shares outstanding	8,840	8,443